UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2021

HealthEquity, Inc.
(Exact name of registrant as specified in charter)

Delaware	Commission File No. 001-36568	52-2383166
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 West Scenic Pointe Drive

Suite 100

Draper, Utah 84020

(Address of principal executive offices) (Zip Code)

(801) 727-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	HQY	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2021, HealthEquity, Inc., a Delaware corporation (“HealthEquity”), entered into a Custodial Transfer and Asset Purchase Agreement (the “Purchase Agreement”) with Fifth Third Bank, National Association, a national banking association (“Fifth Third Bank”).

The Purchase Agreement contemplates a transfer to HealthEquity of approximately 149,000 current HSA members and their approximately $477.0 million of HSA assets. The Purchase Agreement provides that HealthEquity will, at the closing of the transactions contemplated thereby (the “Closing”), pay an aggregate purchase price of $60.8 million (the “Purchase Price”), subject to a post-Closing purchase price adjustment based on the amount of HSA assets actually transferred, as consideration for its acquisition of the exclusive right to act as custodian of the HSA Accounts (as defined in the Purchase Agreement) and the assumption of certain specified obligations. In addition, under the terms of the Purchase Agreement, Fifth Third Bank will transition its notional accounts business (consisting of flexible spending accounts, health reimbursement arrangements and commuter accounts) to HealthEquity (such acquisition of the exclusive right to act as custodian of the HSA Accounts and the transition of the notional accounts, the “Acquisition”).

Consummation of the Acquisition is subject to satisfaction of certain conditions at the Closing, including, without limitation (i) the nonexistence of any governmental order prohibiting the consummation of the Acquisition, (ii) receipt of certain regulatory approvals, (iii) HealthEquity and Fifth Third Bank entering into a master services agreement in a form to be agreed between the parties prior to the Closing for the provision of health savings accounts and notional accounts to Fifth Third Bank employees, and (iv)  the execution and delivery of certain customary closing certificates.

The Purchase Agreement contains customary representations, warranties and covenants for a transaction of this type, including representations and warranties by (a) Fifth Third Bank regarding, among other things, (i) its corporate organization, (ii) its authority to enter into the Purchase Agreement and perform its obligations thereunder, (iii) the absence of certain legal proceedings, (iv) compliance with law and (v) title, and (b) HealthEquity regarding, among other things, its (i) corporate organization and (ii) its authority to enter into the Purchase Agreement and perform its obligations thereunder. The Purchase Agreement also contains post-closing indemnification obligations subject to certain de minimis, deductible and cap limitations and time limitations with respect to recovery for losses.

The Purchase Agreement contains certain customary termination rights prior to the Closing for both HealthEquity and Fifth Third Bank.

In consideration of the Purchase Price, Fifth Third Bank has agreed to a customary non-competition provision preventing Fifth Third Bank from participating in certain competitive activities, including acting as trustee or custodian for health savings accounts in the United States or otherwise offering or administering health savings accounts, flexible spending accounts, health reimbursement arrangements or commuter accounts in the United States for a period of five years following the Closing.

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about HealthEquity, Fifth Third Bank or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date hereof, which subsequent information may or may not be fully reflected in HealthEquity’s public disclosures.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On April 27, 2021, HealthEquity issued a press release announcing that HealthEquity had entered into Purchase Agreement. A copy of HealthEquity’s press release announcing the transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including the corresponding Exhibit 99.1, is being furnished with the U.S. Securities and Exchange Commission (SEC) and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K and the exhibits attached hereto and incorporated herein by reference contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the proposed transaction between HealthEquity and Fifth Third Bank and the timing of such proposed transaction. All statements other than statements of historical fact that address activities, events or developments that HealthEquity expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements reflect current expectations regarding future events, results or outcomes, and are typically identified by words such as “will”, “shall” or similar expressions that convey the prospective nature of events or outcomes. Factors that could cause actual results to differ include, but are not limited to: the conditions to the completion of the proposed transaction, including the receipt of all required regulatory approvals; the ability of HealthEquity to successfully integrate the acquired assets into HealthEquity’s current business; that such integration may be more difficult, time-consuming or costly than expected; and that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with customers or vendors) may be greater than expected following the proposed transaction or the public announcement of the proposed transaction. Although HealthEquity believes the expectations reflected in the forward-looking statements are reasonable, HealthEquity gives no assurance these expectations will prove to be correct. Actual events, results and outcomes may differ materially from expectations due to a variety of known and unknown risks, uncertainties and other factors, including those described above. For a detailed discussion of other risk factors, please refer to the risks detailed in HealthEquity’s filings with the Securities and Exchange Commission, including, without limitation, HealthEquity's most recent Annual Report on Form 10-K and subsequent periodic and current reports. HealthEquity undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing views as of any date subsequent to the date of this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Description

2.1	Custodial Transfer and Asset Purchase Agreement, dated as of April 27, 2021, by and between Fifth Third Bank, National Association, and HealthEquity, Inc.*
99.1	Press Release dated April 27, 2021.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

 * Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. HealthEquity hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2021	HealthEquity, Inc.

	By:	/s/ Tyson Murdock
	Name:	Tyson Murdock
	Title:	Executive Vice President and Chief Financial Officer